Exhibit 32.2

AS ADOPTED PURSUANT TO

SECTION 960 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Form 10-Q for the quarter ended March 31, 2007 (the “Report”) of Hercules Technology Growth Capital, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, David Lund, the Chief Financial Officer of the Registrant, certify, to the best of my knowledge, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 8, 2007	By:	/s/ DAVID M. LUND
David M. Lund
Chief Financial Officer